Exhibit 10.5

Execution Copy

EURAMAX INTERNATIONAL, INC.

2003 EQUITY COMPENSATION PLAN

1.             Purpose of the Plan

The purpose of the Plan is to assist the Company in attracting and retaining valued employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.

2.             Definitions

2.1           “Act” means the Securities Exchange Act of 1934, as amended.

2.2           “Affiliate” means with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

2.3           “Award” means an award of Options or Restricted Stock or any combination thereof.

2.4           “Award Share” means any share of Common Stock purchased upon the exercise of an Option or issued pursuant to an Award of Restricted Stock.

2.5           “Board” means the Board of Directors of the Company.

2.6           “Cause” means:

(a)           conviction of, pleading guilty to, or confessing to any felony;

(b)           the Optionee’s act or acts amounting to moral turpitude which are materially detrimental to the Company;

(c)           the Optionee’s fraud or embezzlement of funds or property of the Company or any Subsidiary;

(d)           chronic drug or alcohol abuse causing the Company or any Subsidiary substantial public disgrace or disrepute or economic harm; or

(e)           the Optionee’s substantial and repeated failure to perform duties as reasonably directed by the Board and when such failure or act set forth in the preceding subparagraphs (a) through (e) is capable of remedy, such failure or act is not remedied within fifteen business days after written notice of such failure is given to the Employee by the Company.  For purposes of this Section, a resignation by the Optionee in anticipation of termination for Cause shall constitute a termination for Cause.  For these purposes, the Company shall determine in its sole and absolute discretion whether the Optionee’s termination of employment was the termination for Cause and the effective date of voluntary termination for Cause.

2.7           “Change of Control” shall mean, following the effective date of this Plan, the occurrence of any of the following events:

(a)           the acquisition in one or more transactions by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Act) but excluding, for this purpose, the Company or its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries or any stockholder on the date hereof owning 5% of the Common Stock or any Affiliate of such stockholder, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

(b)           the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change of Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

(c)           a merger or consolidation involving the Company if the stockholders of the Company or their Affiliates, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

(d)           a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(e)           acceptance by stockholders of the Company or their Affiliates of shares in a share exchange if the stockholders of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

2.8           “Code” means the Internal Revenue Code of 1986, as amended.

2.9           “Committee” means the committee designated by the Board to administer the Plan under Section 4.  The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder.

2.10         “Common Stock” means the Class A common stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.11         “Company” means Euramax International, Inc., a Delaware corporation, or any successor corporation.

2.12         “Director” means a member of the Board who is not an Employee.

2.13         “Disability” means a medically determinable disability arising from illness or accident, that (1) renders Executive incapable of performing the duties normally associated with his position with the Company or any similar position with the Company for which he is qualified by skill and experience and (2) is reasonably expected to either be permanent or to be of indefinite duration extending for more than 180 days.  Disability shall be determined on the basis of medical evidence provided to the Board, which is reasonably satisfactory to the Board.  The Board, in its discretion, may rely upon a report of Executive’s personal physician certifying that Executive is disabled within the meaning of this Section or may require the report of an independent physician selected by the Board.

2.14         “Employee” means an officer or other key employee of the Company, its Subsidiary or an Affiliate, including any member of the Board who is such an employee.

2.15         “Fair Market Value” means, on any given date:

(a)           if the Common Stock is listed on an established stock exchange or exchanges, the closing price of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

(b)           if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the closing price per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date;

(c)           if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee.

2.16         “Non-Qualified Stock Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Stock Option by the Committee.

2.17         “Option” means the right, granted from time to time under the Plan, to purchase Common Stock for a specified period of time at a stated price.  An Option may be a Non-Qualified Stock Option.

2.18         “Participant” means an Employee who is designated by the Committee as eligible to participate in the Plan and who receives an Award under this Plan.

2.19         “Plan” means the Euramax International, Inc. 2003 Equity Compensation Plan herein set forth, as amended from time to time.

2.20         “Public Offering” means a successfully completed underwritten public offering (other than a (1) a Unit Offering, as hereinafter defined or (2) a Special Registration Statement, as hereinafter defined) pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate gross proceeds to the Company and all stockholders selling shares in such offering of not less than Fifty Million Dollars ($50,000,000).

2.21         “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.22         “Restriction Period” means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.

2.23         “Section 162(m) Participant” means any key employee designated by the Committee as a key employee whose compensation for the fiscal year in which the key employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

2.24         “Securities Act” means the Securities Act of 1933, as amended.

2.25         “Securities Holders Agreement” means that Agreement by and among the Company and the holders specified therein, dated April 15, 2003.

2.26         “Special Registration Statement” means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s employees or stockholders or (ii) a registration statement registering a Unit Offering.

2.27         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.28         “Unit Offering” means an underwritten public offering of a combination of debt securities and Common Stock (or warrants or exchange rights to purchase Common Stock) of the Company in which not more than fifteen percent (15%) of the gross proceeds received for the sale of such securities is attributed to Common Stock.

3.             Eligibility

Any Employee who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

4.             Administration

4.1           Members of the Committee shall be appointed by and hold office at the pleasure of the Board.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may be filled by the Board.

4.2           The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan, and full authority to act in selecting the eligible Employees to whom Awards may be granted, in determining the times at which such Awards may be granted, in determining the time and the manner in which Options may be exercised, in determining the type and amount of Awards that may be granted, in determining the terms and conditions of Awards that may be granted under the Plan and the terms of agreements which will be entered into with Participants.  Such agreements may include provisions on the Company’s right to purchase any Common Stock issued to the Participant under the Plan upon the termination of the Participant’s service.  The Committee also shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, and (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times).

4.3           The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder and to grant Awards.

4.4           The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable.  The Committee shall have the full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in the application of the Plan’s provisions, and to make all determinations necessary or advisable for the administration of the Plan.  Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive for all purposes and upon all Participants.

4.5           Members of the Committee shall receive such compensation for their services as may be determined by the Board.  All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be paid by the Company.  The Committee may, with the approval of the Board, employ attorneys, consultants, accountants and other service providers.  The Committee, the Board, the Company and the Company’s officers shall be entitled to rely upon the advice and opinions of any such person.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company’s bylaws.

5.             Shares of Stock Subject to the Plan

5.1           Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan shall be 35,719.6 shares of which (i) 26,150 shares shall be available for Options and (ii) 9,569.6 shares shall be available for Restricted Stock.

5.2           Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of shares of Common Stock available for Awards under the Plan.  If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, may be reissued at the discretion of the Committee.  In making any such reissuances, priority consideration will be given to issuances to replacements of departed employees whose options were so forfeited or terminated.

6.             Options

The grant of Options shall be subject to the following terms and conditions:

6.1           Option Grants:  Any Option granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

6.2           Number of Shares:  The Committee shall specify the number of shares of Common Stock subject to each Option.

6.3           Option Price:  The price per share at which Common Stock may be purchased upon exercise of an Option shall be as determined by the Committee, provided that such price shall not be less than 100% of the Fair Market Value on the date of grant in the case of a Non-Qualified Stock Option.

6.4           Term of Option and Vesting:  The Committee shall specify when an Option may be exercisable and the terms and conditions applicable thereto.  The term of an Option shall in no event be greater than 10 years.

6.5           Exercise of Option and Payment of Option Price:  An Option may be exercised only for a whole number of shares of Common Stock.  The Committee shall establish the time and the manner in which an Option may be exercised.  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in shares of Common Stock held by the Participant for at least 6 months and valued at their Fair Market Value on the date of exercise.

6.6           Termination:  The effect of a Participant’s termination shall be provided for in the applicable Non-Qualified Stock Option Agreement.

7.             Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events.  A grant of Restricted Stock shall be subject to the following terms and conditions:

7.1           Grant of Restricted Stock Award.  Any Restricted Stock granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to the Award and (iii) the events that will give rise to a forfeiture of the Award.  The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

7.2           Delivery of Restricted Stock.  Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner.  The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

7.3           Dividend and Voting Rights.  Unless otherwise determined by the Committee, during the Restriction Period, the Participant shall have all of the rights of a stockholder, including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

7.4           Receipt of Common Stock.  At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Restricted Stock agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse.  The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock.  Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

7.5           Termination:  The effect of a Participant’s termination shall be provided for in the applicable Restricted Stock Agreement.

8.             Deferral Election

Notwithstanding any provision of the Plan to the contrary, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer to a specified date the receipt of Restricted Stock that the Participant would otherwise be entitled to receive pursuant to an Award.  Notwithstanding such an election, the Committee may distribute the Restricted Stock deferred by all Participants pursuant to this Section 8 if the Committee determines, in its discretion, that the continued deferral of Common Stock hereunder is no longer in the best interest of the Company.

9.             Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Committee shall make appropriate equitable adjustment in the number and kind of shares authorized for use under the Plan and any equitable adjustments to outstanding Awards as it determines appropriate.  The adjustments to outstanding Awards shall include, without limitation, the number of shares covered, the respective prices and limitations applicable to the outstanding Awards.  No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant.  The determinations and adjustments made by the Committee pursuant to this Section 9 shall be conclusive.

Except as expressly provided herein, in the applicable Restricted Stock Agreement or in the applicable Non-Qualified Stock Option Agreement, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of any Award.  No adjustments shall be made with respect to any Award for dividends paid in cash or property other than securities of the Company.

10.          Change Of Control of the Company

10.1         Options.  With respect to all Options that are unexercised and outstanding, immediately prior to a Change of Control, such Options shall become immediately and fully vested and exercisable.  In furtherance of the foregoing, the Committee may, in its sole discretion, provide for one or more of the following:

(a)           such Options shall be canceled in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying an Option (to the extent such Option is exercisable at such time) as of the date of the Change of Control over the exercise price of the Option; and/or

(b)           such Options shall be terminated immediately prior to the Change of Control, provided that the Participant fails to exercise the Option (to the extent such Option is exercisable at such time) within a specified period (of at least seven days) following the Participant’s receipt of a written notice of such Change of Control and of the Company’s intention to terminate the Option prior to such Change of Control; and/or

(c)           such Options shall be assumed by the successor corporation, and shall be substituted with options involving the common stock of the successor corporation with equivalent value and with the terms and conditions of the substituted options being no less favorable than the Options granted by the Company.

10.2         Restricted Stock Awards.  With respect to Restricted Stock Awards that are outstanding, immediately prior to a Change of Control, all such Restricted Stock Awards shall become fully vested.

11.          Effective Date, Termination and Amendment

The Plan shall become effective on the date it is approved by the Board.  The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval to the extent such approval is required under Code §422, Code §162(m), the rules of a stock exchange or NASDAQ or any other applicable law.  Suspension or termination of the Plan pursuant to this Section 11 shall not affect Awards outstanding under the Plan at the time of suspension or termination.  Notwithstanding the third sentence of this Section 11, no amendment can be made that adversely affects the rights under an outstanding Award without the consent of the holder of the Award.

12.          Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Participant’s lifetime, and any attempt to do so shall be void.  The Committee may grant Awards that are transferable by the Participant during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Participant.  The transferee of the Participant shall, in all cases, be subject to the provisions of the agreement between the Company and the Participant.  The rights of the transferee shall be no greater than the rights that would be acquired by the Participant’s estate if the Participant were to die prior to the transfer of the Award.

13.          General Provisions

13.1         No Employment or Service Rights.  Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continued employment by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service of any Employee at any time.

13.2         Termination of Employment or Service.  For purposes of this Plan, a transfer of employment or service between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment or service.  However, individuals employed by or providing services to an entity that ceases to be a Subsidiary or an Affiliate shall be deemed to have incurred a termination of employment or service as of the date that such entity ceases to be a Subsidiary or an Affiliate.

13.3         Payment of Taxes.  The Company shall have the power to withhold, or require a Participant to remit to the Company, all taxes required to be paid in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan.  The Company’s power to withhold a portion of the cash or Common Stock received pursuant to an Award, or require that the Participant remit the applicable taxes shall extend to all applicable Federal, state, local or foreign withholding taxes.  In the case of the payment of Awards in the form of Common Stock or cash, or the exercise of Options, the Company shall have the right to retain the shares of Common Stock or cash to be paid pursuant to the Award, or the exercise of the Option, until the Company determines that the applicable withholding taxes have been satisfied.

13.4         Restrictions on Shares.  The Award Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and the Securities Holders Agreement and shall bear a legend subjecting the Award Shares to those restrictions on transfer in accordance with the applicable Award.  The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation, rule, agreement or the Securities Holders Agreement.

13.5         Requirements of Law.  The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the Award Shares upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of the Award Shares is necessary or advisable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Award Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.6         Amending of Awards.  The Committee may amend any outstanding Awards to the extent it deems appropriate.  Such amendment may be made by the Committee without the consent of the Participant, except in the case of amendments adverse to the Participant, in which case the Participant’s consent is required to any such amendment.

13.7         No Stockholder Rights.  A Participant shall have no rights as a stockholder with respect to shares of Common Stock subject to an Award unless and until certificates for the Award Shares are issued to the Participant.

13.8         Participation of Foreign Nationals.  Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

13.9         Changes in Current Law.  A citation to any law, regulation or rule herein shall be construed to be a citation to the most recent version of, or successor to, any such law, regulation or rule.

13.10       Effective Time.  This Plan shall be effective as of the Closing (as defined in the Stock Purchase Agreement, dated the date hereof, by and among Citigroup Venture Capital Equity Partners, L.P. and affiliates, the Company and CVC European Equity Partners, L.P., CVC European Equity Partners (Jersey), L.P., BNP Paribas (the “Stock Purchase Agreement”)) without further action required on the part of any party hereto.  If the Closing does not occur and the Stock Purchase Agreement is terminated, this Plan shall have no force or effect and shall be deemed void ab initio.

13.11       Required Approval.  The obligations of the Company hereunder are contingent upon approval of this Plan by more than 75% of the voting power of the Company’s outstanding stock (as determined under Section 280G(b)(5)(B)(i) of the Code and the Proposed Treasury Regulations promulgated under Code Section 280G).

13.12       Counterparts.  Any Stock Option Agreement or Restricted Stock Agreement evidencing an Award hereunder may be executed in two or more counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.  These agreements may be executed by facsimile signature.

13.13       Headings.  Section headings are included only for ease of reference.  Headings are not intended to constitute substantive provisions of the Plan and shall not be used to interpret the scope of this Plan or the rights or obligations of the Company in any way.

13.14       Governing Law.  To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

To record the adoption of the Plan, Euramax International, Inc. has caused its authorized officers to affix its corporate name and seal this 15th day of April, 2003.

EURAMAX INTERNATIONAL, INC.

Attest: